As filed with the U.S. Securities and Exchange Commission on June 17, 2021 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 JAWS Juggernaut Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1572844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue, Suite 800

Miami Beach, FL 33139

(305) 695-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Jacobs, Ph.D.

Chief Executive Officer

1601 Washington Avenue, Suite 800

Miami Beach, FL 33139

(305) 695-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-253076

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,019
Class A ordinary shares included as part of the Units(3)	4,600,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the Units(3)	1,150,000 Warrants	—	—	—	(4)
Total			$46,000,000	$5,019	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 600,000 Units, consisting of 600,000 Class A ordinary shares and 150,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-253076), which was declared effective by the Securities and Exchange Commission on June 17, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by JAWS Juggernaut Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253076) (the “Prior Registration Statement”), initially filed by the Registrant on February 12, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 17, 2021. This Registration Statement covers the registration of an additional 4,600,000 of the Registrant’s Units (including 600,000 Units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one of the Registrant’s Class A ordinary shares, $0.0001 par value per share, and one-fourth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one of the Registrant’s Class A ordinary shares. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of June 18, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 18, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-253076) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP, Counsel to Registrant.

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel to Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis, LLP (included on Exhibit 5.1).

23.2	Consent of Maples and Calder (included on Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on the 17th day of June, 2021.

JAWS JUGGERNAUT ACQUISITION CORPORATION

By:	/s/ Paul E. Jacobs, Ph.D.
Name:	Paul E. Jacobs, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Paul E. Jacobs, Ph.D. Paul E. Jacobs, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2021

/s/ Michael Racich Michael Racich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2021

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